EXHIBIT 10.16

RABBI TRUST FOR THE

DIRECTORS DEFERRAL PLAN

Benmark, Inc.

1100 Circle 75 Parkway, Suite 320

Atlanta, Georgia 30339

Telephone:                                (770) 952-1529

Facsimile:                                (770) 952-8029

RABBI TRUST FOR THE

DIRECTORS DEFERRAL PLAN AGREEMENT

This Trust Agreement effective as of 4th day of April, 2000 by and between Summit Financial Group, Inc., a Company having its principal place of business in Moorefield, West Virginia (hereinafter referred to as the, “Company”), and the trust department of South Branch Valley National Bank, a banking corporation with its principal place of business in West Virginia (hereinafter referred to as the, “Trustee”).

WITNESSETH:

WHEREAS, the Company has adopted a Directors Deferral Plan (hereinafter referred to as the, “Benefit Plan”), and such Benefit Plan constitutes a non-qualified deferred compensation plan.  A copy of the Directors Deferral Plan setting forth the specific Benefit Plan terms is attached hereto and marked as Exhibit “A” (hereinafter referred to as the, “Benefit Plan”).

WHEREAS, the Company has incurred, or expects to incur, liability under the terms of the Benefit Plan with respect to the individuals participating in such Benefit Plan;

WHEREAS, the Company wishes to establish a trust (hereinafter referred to as the, “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to the Benefit Plan participants, and their beneficiaries as set forth in the Benefit Plan;

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Benefit Plan as an unfunded plan, maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of the its’ liabilities under the Benefit Plan (hereinafter referred to as the “Contributions”);

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION I

ESTABLISHMENT OF TRUST

(a)	This trust is hereby established as the Rabbi Trust for the Directors Deferral Plan.

(b)	The Company hereby deposits with Trustee in trust, assets which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(c)	The Trust hereby established shall be irrevocable, but may be amended as provided under (and only as provided under) Section XII.

(d)
The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(e)
The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Benefit Plan participants and general creditors as herein set forth.  The Benefit Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust.  Any rights created under the Benefit Plan and this Trust Agreement shall be mere unsecured contractual rights of the Benefit Plan participants and their beneficiaries against the Company.  Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section III (a) herein.

(f)
The Trustee shall be accountable for all property and Contributions received, but the Trustee shall have no duty to see that the Contributions received are sufficient to provide for the retirement, disability, or death benefits, nor shall the Trustee be obligated to enforce or collect any Contribution from the Company.  Notwithstanding the foregoing, in the event of a Change in Control, the Trustee shall have the right to monitor, enforce and/or collect any Contributions due and owing from the Company or to give notice of any default in making Contributions to any person.

SECTION II

PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

(a)
The Company shall deliver to Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect to each Benefit Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such .amount is to be paid (as provided for or available under the Benefit Plan), and the time for commencement of payment of such amounts.  The Company shall be deemed to be in default if it fails to fulfill its payment obligations required under the Benefit Plan and shall fail to cure any such failure within thirty (30) days after receiving written notice of such failure from any affected Benefit Plan participant or beneficiary.  Upon the Trustee’s receipt of a written certification of such default from the affected Benefit Plan participant or beneficiary, the Trustee shall make payments in accordance with such Payment Schedule and the Trustee shall provide to the Company a copy of such certification and notice or its commencement of such payments.  The Trustee shall then continue to make such payments until such time, if any, as it may receive written instructions to the contrary signed by the affected participant or beneficiary.

(b)
The Trustee shall, in accordance with the written instructions of the Company, in the event of a Change in Control of the Company, or in accordance with the written instructions of the Benefits Determiner (as defined in Article )(III), withhold and report any federal, state or local taxes that may be required to be withheld and reported with respect to the payment of benefits pursuant to the terms of the Benefit Plan and shall pay amounts withheld to the appropriate taxing authorities.  In addition, the Trustee shall be authorized to pay any federal, state or local taxes to any government body that presents a tax deficiency notice to the Trustee with respect to income or assets of the Trust.  The Company shall deliver to the Trustee each year a schedule which specifies the amount of taxes to be withheld, if any, with respect to benefit payments to be made hereunder.  The Trustee shall be entitled to rely conclusively on the written instructions of the Company, or in the event of a Change of Control, the Benefits Determiner, as to all tax reporting and withholding requirements.

(c)
The entitlement of a Benefit Plan participant or his or her beneficiaries to benefits under the Benefit Plan, shall be determined by the Company or such party (other than the Trustee), shall designated under the Benefit Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Benefit Plan.

(d)
The Company may make payment of benefits directly to Benefit Plan participants or their beneficiaries if they become so payable under the Benefit Plan to such participants or beneficiaries.  The Company shall notify the Trustee of its decision to make payment of benefits directly, prior to the time amounts are payable to participants or their beneficiaries.  In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Benefit Plan, the Company shall make the balance of each such payment as it falls due.  Trustee shall notify the Company if and when such principal and earnings are not sufficient to discharge obligations currently due under the Payment Schedule and shall have no further obligation hereunder to anyone interested in the Trust.

(e)
In the event of a Change in Control, Trustee shall rely on the written direction of the Benefits Determiner who shall confirm the accuracy of the Payment Schedule or who shall deliver to the Trustee a new Payment Schedule upon which Trustee may rely.

SECTION III

TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO

TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT

(a)
The Trustee shall cease payment of benefits to the Benefit Plan participants and their beneficiaries if the Company is Insolvent.  The Company shall be considered “Insolvent” for purposes of this trust Agreement if (i) The Company states to it in writing that it is unable to pay its debts as they become due, or (ii) The Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)
At all times during the continuance of this Trust, as provided in Section I (e) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(1)
The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency.  If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Benefit Plan participants or their beneficiaries.

(2)
Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.  The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.  The Trustee shall have no liability for any payments to the Benefit Plan participants or their beneficiaries after the occurrence of an Insolvency but prior to its actual knowledge thereof.

(3)
If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Benefit Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors.  Nothing in this Trust Agreement shall in any way diminish any rights of the Benefit Plan participants or their beneficiaries to pursue their rights as general creditors.

(4)
The Trustee shall resume the payment of benefits to the Benefit Plan participants or their beneficiaries in accordance with Section II of this Agreement only after the Trustee has determined that the Company is not (or is no longer) Insolvent.

(c)
Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section III (b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Benefit Plan participants or their beneficiaries under the terms of the Benefit Plan Agreement for the period of such discontinuance, less the aggregate amount of any payments made to the Benefit Plan participants or their beneficiaries in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION IV

PAYMENTS TO COMPANY

Except as provided in Sections III or XII hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Benefit Plan participants and their beneficiaries pursuant to the terms of the Benefit Plan.

SECTION V

THE TRUSTEE’S POWERS

(a)
All rights associated with assets of the Trust shall be exercised by the Company or the Trustee, as hereinafter set forth, and shall in no event be exercisable by or rest with the Benefit Plan participants.  The participant may, however, direct the fictitious investment of the participant’s deferred compensation account as set forth in the Benefit Plan Agreement.  The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust.  This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

(b)
Subject to the foregoing, the Trustee shall have the following powers and authority in the administration of the assets of the Trust, in addition to those vested in it elsewhere in this Trust Agreement or by law:

(i)
Subject to investment direction issued by the Company, to invest and reinvest the assets of the Trust, without distinction between principal and income, in any kind of property, real, personal or mixed, tangible or intangible, and in any kind of investment, security or obligation suitable for the investment of the Trust assets, including federal, state and municipal tax-free obligations and other tax-free investment vehicles, insurance policies and annuity contracts, and any common trust fund, group trust, pooled fund, or other commingled investment fund maintained by the Trustee or any other Company or entity for trust investment purposes in which the Trust is eligible to invest and the provisions governing such fund shall be part of the Trust Agreement as though fully restated herein;

(ii)
To purchase, and maintain as owner, a life insurance policy or policies with respect to participants; provided; however; that the Trustee shall not be required to purchase or take any action under a life insurance policy or policies with respect to participants unless directed to do so by the Company, which shall designate the face amount of said policy or policies, the terms of the policy or policies and the insurance company.

(iii)
To sell for cash or on credit, to grant options, convert, redeem, exchange for other securities or other property, or otherwise to dispose of, any security or other property at any time held except that the Trustee shall have no right or obligation to take any action with respect to any insurance contract or policy unless so directed by the Company, or in the event of a Change in Control, by the Benefits Determiner;

(iv)
At the direction of the Company, to settle, compromise or submit to arbitration, any claims, debts or damages, due to or owning to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings provided, however, the Trustee shall not be expected or required to undertake any of the foregoing unless there are sufficient assets in the Trust with which to do so, or the Trustee has received assurances by a party to this Trust, satisfactory to the Trustee, of the payment or reimbursement of the expenses connected therewith;

(v)
To exercise any conversion privilege (other than conversion privileges with respect to any insurance policy, which shall be exercised only upon direction of the Company, or in the event of a Change in Control, by the Benefits Determiner) and/or subscription right available in connection with securities or other property at any time held, to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, Company or association or to the sale, mortgage, pledge or lease of the property of any corporation, Company or association any of the securities of which may at any time be held and to do any act with reference thereto, including the exercise of options, making of agreement or subscription, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other properties so acquired;

(vi)	To hold cash uninvested for a reasonable period of time under the circumstances without liability for interest, pending investment thereof or the payment of expenses or making distributions therewith;

(vii)	To form corporations and to create trusts to hold title to any securities or other property, all upon such terms and conditions as may be deemed advisable;

(viii)	To employ suitable agents and counsel and to pay their reasonable expenses and compensation;

(ix)
To register any securities held hereunder in the name of the Trustee or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form and to combine certificates representing such securities with certificates of the same issue held by the Trustee in other fiduciary or representative capacities, or to deposit securities in any qualified central depository where such securities may be held in bulk in the name of the nominee of such depository with securities deposited by other depositors, or deposit securities issued by the United States Government, or any agency or instrumentality’s thereof, with a Federal Reserve Bank;

(x)
To make, execute and deliver, as trustee, any and all conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

(xi)	To have any and all other powers or authority, under the laws of the state in which the Trustee’s principal executive offices are located, relevant to performance in the capacity as the Trustee; and

(xii)
To settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; provided, however, the Trustee shall not be expected or required to undertake any of the foregoing unless there are sufficient assets in the Trust with which to do so, or the Trustee has received assurances by a party to this Trust, satisfactory to the Trustee, of the payment or reimbursement of the expenses connected therewith.

SECTION VI

DISPOSITION OF INCOME

During the term of this Trust, all income received by the Trust, net of distributions, expenses and taxes, shall be accumulated and reinvested.

SECTION VII

ACCOUNTING BY THE TRUSTEE

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee.  Within ninety (90) days following the close of each calendar year and within sixty (60) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of each year or as of the date of such removal or resignation, as the case may be.

SECTION VIII

RESPONSIBILITY OF THE TRUSTEE

(a)
The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like goals provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Benefit Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply at the expense of the Trust to a court of competent jurisdiction (located in West Virginia, if possible) to resolve the dispute.

(b)
If the Trustee undertakes or defends any litigation arising in connection with this Trust, except where it is finally determined by a court of competent jurisdiction that the Trustee breached its duties under this Agreement, the Company agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments.  If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, then the Trustee may obtain payment from the Trust.

(c)	The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder and charge their fees to the Trust if they are not paid in a timely manner by Company.

(d)	The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of the duties or obligations hereunder.

(e)
The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is acquired or held at the direction of the Company as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy other than to a successor trustee, or to loan any person (including the Company) the proceeds of any borrowing against such policy.

(f)
Notwithstanding any powers granted to the Trustee pursuant to this Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

(g)
The Trustee shall be entitled to conclusively rely upon written notice, direction, instruction, certificate or other communication believed by it to be genuine and to be signed by the proper person or persons.

(h)
Nothing contained in this Trust Agreement shall require the Trustee to risk or expend its own funds in the performance of its duties hereunder.  In the acceptance and performance of its duties hereunder, the Trustee acts solely as trustee of the Trust and not in its individual capacity, and all persons, other than the Company, having any claim against the Trustee related to this Trust Agreement or the actions or agreements of the Trustee contemplated hereby shall look solely to the Trustee for the payment or satisfaction thereof, except to the extent that the Trustee has engaged in willful misconduct or gross negligence, or the Trustee has willfully breached its obligation under this Trust Agreement.

(i)	The Trustee shall not be responsible for determining whether a Change in Control (as hereinafter defined) has occurred.  The Company will notify the Trustee of the occurrence of a Change in Control, and the Trustee shall be entitled to rely conclusively upon such notification for all purposes of a Change in Control hereunder without any liability or further duty with respect thereto.

(j)	Any amendment or amendments that are or may be made to the Benefit Plan shall not increase the Trustee’s duties hereunder without the express written consent of the Trustee.

SECTION IX

COMPENSATION AND EXPENSES OF TRUSTEE

The Company shall pay all administrative and the Trustee’s fees and expenses.  If not paid by the Company, the fees and expenses shall be paid from the Trust.

SECTION X

RESIGNATION AND REMOVAL OF TRUSTEE

(a)
The Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise, whether or not a successor has been appointed and qualifies.  The Trustee shall pay or deliver property to the successor trustee or the Company (in further trust, pending the appointment of a successor) as the case may be, at the end of such period.

(b)
The Trustee may be removed by the Company on sixty (60) days notice to the Trustee or upon shorter notice accepted by the Trustee.  A successor trustee may be removed by Company on ninety (90) days notice to such successor trustee or upon shorter notice accepted by the successor trustee.

(c)(1)
If, at the time of a Change in Control (as defined herein) the then acting trustee is an individual or entity not independent of the Company, the Board of Directors of the Company as in existence immediately prior to the Change in Control, shall designate an independent third party with corporate trustee powers to act as successor trustee and upon such appointment, the trustee acting prior to such Change in Control shall resign. The successor trustee appointed by the Board of Directors may not be removed by the Company for two (2) years following the date of such Change in Control.

(2)
If, at the time of a Change in Control (as defined herein), the Trustee is, other than serving as Trustee hereunder, an independent party with respect to the Company, the Trustee may not be removed by Company for the two (2) years following the date of such a Change in Control. Such Trustee also may not be removed by the Company in anticipation of a Change in Control.

(d)
If the Trustee resigns at any time following a Change in Control, or if the Trustee is removed by the Company at any time following the expiration of the two (2) year period (as described in Subpart (c) above) following a Change in Control, the President of the Company, as in existence immediately prior to a Change in Control, or in the event such person is deceased, the Benefits Determiner, shall select a successor trustee in accordance with the provisions of XI (a) hereof and such selection shall be made on or before the effective date of the Trustee’s resignation or removal. In all other instances of resignation or removal, the Company shall select a successor trustee in accordance with the provisions of XI (a) hereof, with such selection being made on or before the effective date of the Trustee’s resignation or removal.

(e)
Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be promptly transferred to the successor trustee, in accordance with subsection (a) hereof.

(f)
If the Trustee resigns or is removed under paragraph (a), (b), or (d) of this Section X, a successor shall be appointed in accordance with Section XI hereof, with such selection being made on or before the effective date of resignation or removal. If no such appointment has been made, the Company or the Trustee (as applicable) may apply to a court of competent jurisdiction for appointment of a successor or for instructions. Should the Trustee be required to apply to a court of competent jurisdiction for such purpose, all expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION XI

APPOINTMENT OF SUCCESSOR

(a)
If the Trustee resigns or is removed pursuant to the provisions of Section X hereof, the Company may appoint any third party, such as a Company trust department or other party that may be granted corporate trustee powers under state law, to serve as successor trustee hereunder. The appointment of a successor trustee shall be effective when accepted in writing by the new trustee. The new trustee shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

(b)
The successor trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections VII and VIII hereof. The successor trustee shall not be responsible for and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee from any other past event, or any condition existing at the time it becomes successor trustee.

SECTION XII

AMENDMENT OR TERMINATION

(a)
This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Benefit Plan or shall make the Trust revocable.

(b)
The Trust shall not terminate until Benefit Plan participants and their beneficiaries are no longer entitled to any benefits pursuant to the terms of the Benefit Plan. Upon termination of the Trust, any assets remaining in the trust shall be returned to the Company. Notwithstanding the foregoing, if at any time prior to the termination of the Trust pursuant to the provisions set forth herein, the Trust has distributed its entire corpus, the trust shall terminate unless within sixty (60) days of notification to the Company by trustee that all assets of the Trust have been distributed, the Company makes additional contributions to the Trust for purposes of paying the benefits set forth herein.

(c)	Upon written approval of the Benefit Plan participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Benefit Plan, the Company may terminate this Trust prior to the time all benefit payments under the Benefit Plan have been made. All assets in the Trust at termination shall, after payment of all amounts due to the Trustee and all fees, taxes, expenses chargeable to the Trust, be distributed returned to the Company.

(d)
Section(s) I (one), II (two), VI (six), X (ten) and XII (twelve) of this trust Agreement may not be amended by the Company (i) in anticipation of or (ii) for two (2) years following a Change of Control, as defined herein.

SECTION XIII

MISCELLANEOUS

(a)	Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b)
Benefits payable to the Benefit Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c)
This Trust Agreement shall be governed by and constructed in accordance with the laws of the State of West Virginia. Nothing in this Trust Agreement shall be construed to subject the Trust to the Employee Retirement Security Act of 1974, as amended.

(d)	For purposes of this Trust, Change in Control shall mean and include the following with respect to (i) the Company or any successor thereto:

(1)
a change in control of a nature that would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (hereinafter the “Exchange Act”); or

(2)	a change in control of the Company within the meaning of 12 C.F.R. §225.41 of Regulation Y of the Federal Reserve Board; or

(3)	at such time as:

(i)
any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing Twenty Five Percent (25%) or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at the elections of directors, except for any stock purchased by the Company’s Employee Stock Ownership Plan and/or the trust under such plan; or

(ii)
individuals who constitute the board of directors of the Company on the date hereof (hereinafter the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s nominating committee which is comprised solely of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

(iii)	merger, consolidation, or sale of all substantially all the assets of the Company occurs; or

(iv)
a proxy statement is issued soliciting proxies from the stockholders of the Company by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the outstanding shares of the class of the Company’s securities are exchanged for or converted into cash or property or not issued by the Company.

(e)
The Company shall be required to notify the Trustee of a Change in Control or imminent Change in Control (for these purposes, a Change in Control shall be imminent if it shall occur within sixty (60) days from the date of said notice). The Trustee shall not be charged with actual knowledge of a Change in Control until it has received notice, in writing, of such Change in Control or imminent Change in Control.

(f)	Every direction or notice authorized hereunder shall be deemed delivered to the Company or the Trustee as the case may be:

(i)	on the date it is personally delivered to the Company or the Trustee at its respective principal executive offices, or

(ii)	three (3) business days after it is sent by registered or certified mail, postage prepaid, addressed to the Company, the Trustee or the benefits determiner at such principal executive offices.

(g)
The Trustee shall be fully protected in relying upon a certification of an authorized representative of the Company with respect to any instruction, direction or approval of the Company required or permitted hereunder, and protected also in relying upon the certification until a subsequent certification is filed with the Trustee. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing, but may accept the same as conclusive evidence of the trust and accuracy contained therein.

(h)
The Company has appointed Benmark, Inc. as the “Benefits Determiner” to determine the manner and amount of payments to be made to the participant and/or the beneficiary under the Agreement. The Company may remove the Benefits Determiner at any time by giving at least thirty (30) days prior written notice to the Benefits Determiner. In the event that the Benefits Determiner fails to act or resigns, a successor benefits determiner shall be:

(i)	selected by the Company, if no Change in Control has occurred at the Company, or,

(ii)	selected jointly by the participant (or beneficiary, if the participant is deceased) and the Trustee, if a Change in Control has occurred at the Company.

(i)	Communications under this Agreement shall be in writing and shall be sent to the following addresses:

Trustee:   Russ Ratliff, Trust Officer

The Trust Department of South Branch Valley Bank
310 North Main Street
Moorefield, West Virginia 26836

Company:  Summit Financial Group, Inc.

                       310 North Main Street
                              Moorefield, West Virginia 26836

Benefits Determiner:	Benmark, Inc.

1100 Circle 75 Parkway, Suite 320
Atlanta, Georgia 30339

(j)	This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one agreement.

SECTION XIV

EFFECTIVE DATE

The effective date of this Trust Agreement shall be the 4th day of April, 2000.

IN WITNESS WHEREOF, this instrument has been executed as of the day and year first above written.

ATTEST:                                                                                    SUMMIT FINANCIAL GROUP, INC.

__/s/  Scott C. Jennings   ________                                                                            By:___/s/  Robert S. Tissue_______________

_________________________                                                                                       Vice President & CFO   _____________
                 (Title)

ATTEST:                                                                                    TRUSTEE

_/s/  Lori A. Whetzel__________                                                                                By:__/s/  Russell F. Ratliff Jr. ____________
            (Trustee)

EXHIBIT “A”

THE SUMMIT FINANCIAL GROUP, INC.

DIRECTORS DEFERRAL PLAN

By a vote of the Summit Financial Group, Inc.’s Board of Directors, (hereinafter referred to as the, “Company”) on the 25th day of April, 2000, the Company has established The Summit Financial Group, Inc.’s Company Directors Deferral Plan (hereinafter referred to as the, “Benefit Plan”) to allow eligible Directors the opportunity to participate in the Plan and defer all or a portion of their fees in accordance therewith;

It is the intent of the Company that this Benefit Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits, and to be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended (“ERISA”).

I.           DIRECTOR’S SERVICES

So long as the Director shall continue to be a director of the Company the Director shall devote best efforts to the performance of duties as a member of the Board of Directors and of any of its committees to which the Director is appointed.

II.           FEES

The fees covered under this Benefit Plan shall be any and all amounts paid to the Director for services as a Director, including but not limited to annual fees, meeting fees, and committee fees.  The fees covered under this Benefit Plan shall be credited to the Director in the manner and on the terms and conditions specified in Paragraph IV subject to the election requirement of Paragraph M.

III.           ELECTION OF DEFERRED COMPENSATION AND INVESTMENTS

The Director shall at the same time as entering into this Benefit Plan file a written statement with the Company notifying them as to the percent (%) or dollar amount of fees as defined in Paragraph II that is to be deferred.  The election to defer fees may only be made for fees not yet earned as of the date of said election. Signed written statements filed under this section, unless modified or revoked in writing, shall be valid for all succeeding years.  In addition, the Director may file with the Company quarterly investment elections setting forth the percentage that should hypothetically be invested in each particular investment vehicle. (A copy of said investment election form is attached hereto, marked as Exhibit “A-1” and fully incorporated herein by reference).  Said amounts shall not actually be invested in said investments, and said investment elections are merely for the purpose of calculating interest and returns on the Deferred Compensation Account as set forth in Paragraph V.  The Company shall not be under any duty to advise a participant or beneficiary with respect to any said hypothetical investment. Said investment elections must be received by the Company on or before the 25th day of the month prior to the end of the quarter.

IV.           RABBI TRUST AND CREDITS TO DEFERRED COMPENSATION ACCOUNT

The Company shall establish a Rabbi Trust for the Benefit Plan. The Company shall pay all deferral amounts to the Rabbi Trust. The Trustee shall establish a bookkeeping account for the Director (hereinafter called the, “Directors Deferred Compensation Account”) which shall be credited on the dates such fees, as defined in Paragraph II, would otherwise have been paid with the percentage or dollar amount that the Director has notified the Company in writing, pursuant to Paragraph III, that the Director elected to have deferred.

V.	INTEREST AND RETURNS ON THE DEFERRED COMPENSATION ACCOUNT

Once each calendar quarter, the Directors Deferred Compensation Account shall be credited with an amount that is in addition to the fees credited under Paragraph W. Such amount shall be determined by multiplying the balance of the Directors Deferred Compensation Account by a rate of interest equal to the total return for such quarter of the investments chosen by the Director pursuant to Paragraph III. Such amount shall be credited as long as there is a balance in the Directors Deferred Compensation Account and shall be credited on the last day of each calendar quarter.

VI.	NATURE OF THE DEFERRED COMPENSATION ACCOUNT

The Directors Deferred Compensation Account shall be utilized solely as a device for the measurement and determination of the amount of deferred compensation to be paid to the Director at the times hereinafter specified. On the contrary, it is understood that all amounts credited to the Directors Deferred Compensation Account shall be for the sole purpose of bookkeeping and that the Director shall have no ownership rights of any nature with respect thereto.  The Director’s rights are limited to the rights to receive payments as hereinafter provided and the Director’s position with respect thereto is that of a general unsecured creditor of the Company.

VII.   PAYMENT OF DIRECTOR’S DEFERRED COMPENSATION

Subject to Subparagraphs VII (A) and (B) hereinbelow, the amounts in the Directors Deferred Compensation Account shall be paid, at the election of the Director, in a lump sum, or five (5), ten (10), fifteen (15), or twenty (20) equal annual installments, plus or minus each year the annual interest gained or market value lost during the year.  The Director shall make said election no later than one (1) year prior to receiving the first payment. In the event the Director fails to make said election, then the Director shall receive the payments in ten (10) equal annual installments.  The amount payable would be the balance of the Director’s Deferred Compensation Account as defined in Section IV, including all interest and returns credited pursuant to Paragraph V.  The payments set forth herein shall commence thirty (30) days after the end of the calendar quarter following the Director’s retirement.

(A)      The end of the Director’s term of office other than retirement:  Subject to Subparagraph VII (B) hereinbelow, if the Director’s term of office ends due to resignation, removal, or failure to be elected to the Board prior to retirement, then the Director shall receive the account balance’ in a lump sum within thirty (30) days after the end of the calendar quarter following the Director’s end of term of office.

(B)      The end of the Director’s term of office or the Director’s termination of the Plan within three (3) years of the Director’s participation in the Plan:  Notwithstanding the provisions set forth in Paragraph VII hereinabove, if the Director’s office ends due to resignation, removal, or failure to be re-elected to the Board, prior to retirement, or the Director terminates the Plan within the first three (3) years of the Director’s participation in the Plan, then the Directors account balance[1] shall be paid in two (2) equal installments on the first and last day of the calendar year following the year in which the Director would have participated in the Plan for three (3) full years.

VIII.	DEATH OF DIRECTOR PRIOR TO TERMINATION OF SERVICE OR COMMENCEMENT OF PAYMENTS

In the event of the death of the Director prior to termination of service or commencement of payments, the Director’s account balance shall be paid in a lump sum within thirty (30) days after the end of the calendar quarter following the Director’s death and shall be made to a beneficiary or beneficiaries designated by the Director in writing and delivered to the Company.  In the event no designation is made, the Director’s account balance shall be paid in a lump sum to the Director’s estate.  The lump sum payment to be made under this Paragraph shall be the Director’s account balance1 as determined at the quarterly evaluation following the Director’s death.

IX.	DIRECTOR’S DEATH

In the event of the death of the Director after commencement of payments, but prior to receiving all payments due under this Benefit Plan, the Directors’s account balance shall be paid in a lump sum within thirty (30) days after the end of the calendar quarter following the Director’s death and shall be made to a beneficiary or beneficiaries designated by the Director in writing and delivered to the Company.  In the event no designation is made, the Director’s account balance shall be paid in a lump sum to the Director’s estate.  The lump sum payment to be made under this Paragraph shall be the Director’s account balance1 as determined at the quarterly evaluation following the Director’s death.

X.	FUNDING

The Company’s obligation under this Benefit Plan shall be an unfunded and unsecured promise to pay.  The Company shall not be obligated under any circumstances to fund its obligations, the Company may, however, at its sole and exclusive option, elect to fund this Benefit Plan in whole or in part.

1 Deferrals plus credited interest and returns

Should the Company elect to fund this Benefit Plan informally, in whole or in part, the manner of such informal funding, and the continuance or discontinuance of such informal funding shall be the sole and exclusive decision of the Company.

Should the Company determine to informally fund this Benefit Plan, in whole or in part, through the medium of life insurance or annuities, or both, the Company shall be the owner and beneficiary of the policy.  The Company reserves the absolute right to terminate such life insurance or annuities, as well as any other funding at any time, either in whole or in part.

Any such life insurance or annuity policy purchased by the Company shall not in any way be considered to be security for the performance of the obligations for this Benefit Plan. It shall be, and remain, a general, unpledged, unrestricted asset of the Company and the Director shall have no interest in such policy whatsoever.

XI.	EFFECT ON OTHER COMPANY BENEFIT PLANS

Nothing contained in this Benefit Plan shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group bonus or their supplemental compensation or fringe benefit plans constituting a part of the Company’s existing or future compensation structure.

XII.	ASSIGNMENT OR PLEDGE

The Directors Deferred Compensation Account and any payment payable at any time to this Benefit Plan shall not be assignable or subject to pledge or hypothecation nor shall said payments be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise except to the extent as provided by law.

XIII.	CONTINUATION AS DIRECTOR

Neither this Benefit Plan nor the payments of any benefits thereunder shall be construed as giving to the Director any right to be retained as a member of the Board of Directors of the Company.

XIV.	NAMED FIDUCIARY

The Named Fiduciary for this Benefit Plan for purposes of claim procedures under this Benefit Plan is Russ Ratliff, or any other successor Trust Officer at South Branch Valley Bank.  The business address and telephone number of the Named Fiduciary under this Benefit Plan is as follows:

Name	Russ Ratliff, Trust Officer
Bank	South Branch Valley National Bank
Main Street	310 North Main Street
City, State	Moorefield, West Virginia
Phone Number	(304) 538-2353

The Named Fiduciary under this Benefit Plan may be changed at any time with the written consent of the Director.

XV.	CLAIMS PROCEDURE AND ARBITRATION

In the event that benefits under this Benefit Plan are not paid to the Director (or to his beneficiary in the case of the Director’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Fiduciary and Administrator named above within sixty (60) days from the date payments are refused.  The Plan Fiduciary and Administrator and the Company shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim provisions of this Benefit Plan upon which the denial is based and any additional material or information necessary to perfect the claim.  Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired.  A claim shall be deemed denied if the Plan Fiduciary and Administrator fails to take any action within the aforesaid ninety-day period.

If claimants desire a second review, they shall notify the Plan Fiduciary and Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Benefit Plan or any other documents relating thereto and submit any written issues and comments they may feel appropriate.  In its sole discretion the Plan Fiduciary and Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim.  This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Benefit Plan upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of this Benefit Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration.  Said Board shall consist of one member selected by the claimant, one member selected by the Company, one member selected by the first two members.  The Board shall operate under any generally recognized set of arbitration rules.  The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

XVI.       MISCELLANEOUS

A.           Amendment or Revocation:

It is understood that, during the lifetime of the Participant, this Benefit Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Participant, the Company, and the Trustee.

B.           Gender:

Whenever in this Benefit Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

C.           Effect on Other Company Benefit Plans:

Nothing contained in this Benefit Plan shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Company’s existing or future compensation structure.

D.           Headings:

Headings and subheadings in this Benefit Plan are inserted for reference and convenience only and shall not be deemed a part of this Benefit Plan.

E.           Partial Invalidity:

If any term, provision, covenant, or condition of this Benefit Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and this Benefit Plan shall remain in full force and effect notwithstanding such partial invalidity.

SUMMIT FINANCIAL GROUP, INC.

By:_______________
      Chairman of the Board

EXHIBIT “A-1”

SUMMIT FINANCIAL GROUP, INC.
DEFERRAL AND DISTRIBUTION ELECTION FORM

PERSONAL DATA

 Last Name                                                     First Name                           M.I.                                   Social Security Number

 Permanent Mailing Address

Hire Date	Birth Date	Single Married

DEFERRAL ELECTION

A.                        I elect to defer ____% or $______ of my Director’s fees earned after the date below to the Plan.

B.                       I do not wish to participate in the Plan.

CREDITING OPTIONS

All funds are to be allocated among the following Crediting Options. Said options are hypothetical and not actual, and are used merely for purposes of calculating interest and returns on the Deferred Compensation Account pursuant to paragraph V of the Directors Deferral Plan.

		FUND	TYPE
%	Option 1	Fidelity VIP Fund II Contrafund	Capital Appreciation
%	Option 2	Fidelity VIP Fund Growth Port.	Long-Term Growth
%	Option 3	Fidelity VIP Fund III Growth Opportunities	Capital Appreciation
%	Option 4	NSAT Total Return Fund	Growth & Income/tocks & Bonds
%	Option 5	Dreyfus Stock Index Fund	Specialty
%	Option 6	American Century Income & Growth	Growth & Income
%	Option 7	Janus Global Technology Portfolio	Specialty
%	Option 8	Fidelity VIP High Income	High Current Income
%	Option 9	American Century VP	International Stock
%	Option 10	Salomon Brothers Asset Management	Balanced Fund
%	Option 11	Nationwide Separate Account Trust (NSAT)	Government Bond
%	Option 12	NSAT Money Market	Money Market
%	Option 13	Nationwide Fixed Account	Fixed Interest

NOTE:  Total of percentages MUST equal 100%

REMEMBER
1.On a quarterly basis, you may change the contribution percentage to these Crediting Options for future contributions.
2.On a quarterly basis, you may also reallocate the distribution of your existing funds between these Crediting Options.
3.The deadline for receipt of the above changes by Corporate Compensation is 10 calendar days before a quarter end.

DISTRIBUTION ELECTION - TIMING AND FORM

Distribute the amounts deferred or credited to my account after the date of this deferral election as follows:

Upon retirement, I want the payments to last for the following number of years:

 Lump sum         5 years         10 years         15 years         20 years

BENEFICIARY DESIGNATION

The following beneficiary shall receive any payments from this account in the event of my death:

Beneficiary:  __________________________________                                                                                                Soc. Sec. #: ____ - ____
Primary

Beneficiary:  __________________________________                                                                                                Soc. Sec. #: ____ - ____
Contingent

AUTHORIZATION & ACKNOWLEDGMENT

I authorize the Company to effect the elections specified on this Deferral and Payment Election Form. I have read the instructions attached to this Form, and I understand that my Deferral Election to this Plan is irrevocable for the entire Plan Year. I also understand that my Payment Election will remain in effect until I submit a change according to the provisions of the Plan.

I acknowledge that I have received sufficient information on the Investment Crediting Options to make an informed election and that I have had answered to my satisfaction those questions that I may have had. I further understand that each of these choices involves differing levels of risk and that neither Summit Financial Group, Inc., nor any of its employees, is providing any assurances of returns or of preservation of principle.

__________________________                                                                           ________________________________
Date                                                                                               Participant Signature

You must sign the Deferral and Payment Election Form. The Company will not effect your elections without your authorization. Your elections on this form will remain in effect until you make a change according to the provisions of the Plan.